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Exhibit 99.3

Pogo Producing Company
Supplemental Information (Unaudited)

	Quarter Ended September 30,		Nine Months September 30,
	2004	2003	2004	2003
Operating Data
Net Natural Gas Sales (Mcf/day)
North America	256,000	201,344	245,292	209,614
Thailand	82,730	83,181	80,245	87,305

Total Natural Gas	338,730	284,525	325,537	296,919
Gas Price ($/Mcf)
North America	$5.52	$4.94	$5.60	$5.32
Thailand	$2.36	$2.56	$2.41	$2.45

Average Gas Price	$4.75	$4.25	$4.81	$4.48
Net Liquids Production (Bbl/day)
Crude & Condensate
North America	28,951	39,954	32,454	41,269
Thailand	18,277	21,410	17,771	22,097

Total Crude & Condensate	47,228	61,364	50,225	63,366
Plant Products	3,721	3,924	4,301	3,968

Total Liquids	50,948	65,288	54,526	67,334
Net Liquids Sales (Bbl/day)
Crude & Condensate
North America	28,951	39,954	32,454	41,269
Thailand *	21,465	22,716	18,730	21,914

Total Crude & Condensate	50,416	62,670	51,184	63,183
Plant Products	3,721	3,924	4,301	3,968

Total Liquids	54,137	66,594	55,485	67,151
Average Prices ($/Bbl)
Crude & Condensate
North America	$44.85	$27.48	$37.96	$29.23
Thailand *	$43.79	$28.35	$39.01	$28.67

Average Crude & Cond. Prices	$44.40	$27.80	$38.34	$29.04
Plant Products	$29.71	$19.57	$26.30	$21.56

*
Sales Volumes & Price Used in Financial Statements

Selected Balance Sheet Data

($ in 000's)	9/30/2004	12/31/2003
Total Assets	$2,932,957	$2,762,036
Long-term Debt *	$401,000	$489,000
Shareholders' Equity	$1,683,444	$1,453,653
Working Capital	$155,407	$170,771

*
Excludes debt discount of $1,739 at 12/31/03

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  Exhibit 99.3